UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 25, 2013

CONSOL Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-14901	51-0337383
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

CNX Center

1000 CONSOL Energy Drive

Canonsburg, Pennsylvania 15317

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code: (724) 485-4000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 25, 2013, CONSOL Energy Inc., a Delaware corporation (“CONSOL”), entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Consolidation Coal Company, a Delaware corporation and a wholly-owned subsidiary of CONSOL (“CCC”), Ohio Valley Resources, Inc., an Ohio corporation (the “Purchaser”) and a wholly-owned subsidiary of Murray Energy Corporation, an Ohio corporation (“Murray Energy”), and, as to certain provisions of the Purchase Agreement, Murray Energy. Pursuant to and subject to the terms and conditions set forth of the Purchase Agreement, CONSOL will sell to the Purchaser and Purchaser will buy from CONSOL all of the issued and outstanding common stock of CCC (the “Transaction”).

By virtue of the Transaction, the Purchaser will acquire the following operations and coal reserves, all of which are or at the closing of the Transaction will be assets of CCC or assets of direct or indirect subsidiaries of CCC: McElroy Mine, Shoemaker Mine, Robinson Run Mine, Loveridge Mine, Blacksville No. 2 Mine (collectively, the foregoing mines are the “Active Mines”), all of which mines are located in West Virginia, the Tetrick Reserve Lease, which is located in West Virginia, CONSOL’s river operations (consisting of approximately 21 towboats, 6 harbor boats and 600 barges), CONSOL’s Alicia Dock, located on the Monongahela River in Fayette Co., Pennsylvania, the Keystone Preparation Plant, located in Indiana, Pennsylvania, and certain other related assets and other assets and properties (including Mine 84 and Rend Lake, which are closed mines) (collectively, the “Transferred Business”). The Transferred Business includes approximately 1.1 billion tons of Pittsburgh No. 8 seam coal reserves.

In consideration for the purchase of the stock of CCC, the Purchaser will pay CONSOL $850 million in cash at the closing, subject to adjustments for changes in certain working capital items of the Transferred Business between August 31, 2013 and the closing date. In addition, CONSOL will receive from the Purchaser (i) future payments on the Tetrick Reserve Lease in the form of a 5% overriding royalty, with a minimum advance recoupable royalty of $7.5 million per year for four years (2013-2016) and a minimum advance recoupable royalty of $2.0 million per year thereafter, (ii) additional future payments on the Tetrick Reserve Lease in the form of a 3% overriding royalty from the closing date through December 31, 2020, with minimum payments of $5.671 million in 2018, $6.238 million in 2019, and $6.862 million in 2020, which aggregate payments approximate the total costs CONSOL expects to occur in connection with the water treatment services that CONSOL will perform for the mine pools affecting the Transferred Business through 2020 (the time period during which CONSOL is obligated to do so), and (iii) terminal service fees at a current rate of $4 per ton (periodically adjusted based on total Terminal through-put) under a through-put agreement for the shipment of up to 2.0 million tons of coal per year through CONSOL’s Baltimore Terminal through 2018. By virtue of the Transaction, the Purchaser will effectively acquire all of the liabilities and obligations of CCC and the subsidiaries of CCC at the closing of the Transaction (the “Subsidiaries”) except for certain Excluded Liabilities (defined below), including substantially all postretirement medical, life, dental, vision, and accidental death and dismemberment (including Coal Act liabilities) (collectively, sometimes referred to as other post-employment benefits, or “OPEB” liabilities), worker’s compensation liabilities (“WC”), coal workers’ pneumoconiosis (“CWP”) liabilities, long term disability (“LTD”) liabilities, environmental and reclamation liabilities, and the obligations of the signatory parties under the National Bituminous Coal Wage Agreement of 2011 (the “Wage Agreement”), including their obligations with respect to the 1974 United Mine Workers of America Pension Trust. The signatory parties to the Wage Agreement which Purchaser is acquiring are: CCC, Eighty-Four Mining Company, McElroy Coal Company, Central Ohio Coal Company, Southern Ohio Coal Company, and Keystone Coal Mining Corp. The other Subsidiaries which Purchaser is acquiring are: Mon River Towing Inc., Twin River Towing Company, CCC RCP LLC (in formation) and CCC Land Resources LLC (in formation). The Purchaser agrees to cause CCC and the Subsidiaries to pay and discharge all of their respective liabilities and obligations. The Excluded Liabilities are: (i) liabilities related to the Reorganization (described below), (ii) liabilities related to employees that are not being retained by CCC and the Subsidiaries, (iii) liabilities to the UMWA Combined Fund and UMWA 1992 Benefit Plan (iv) liabilities related to the Excluded Business (defined below), (v) certain employee-related liabilities of signatory parties to the Wage Agreement which are not Subsidiaries that the Purchaser is acquiring in the Transaction and certain employee-related liabilities of the Subsidiaries, and (vi) certain water treatment obligations and liabilities related to mine pools that are not related to the Transferred Business.

The Purchaser is acquiring all OPEB, LTD, WC and CWP obligations and liabilities related to the Active Mines, as well as (i) OPEB obligations and liabilities related to the following closed or idled operations: Mine 84 (closed), Rend Lake (closed), Emery Mine (in Utah, which is currently idle and is not included in the Transferred Business), and mines acquired from American Electric Power (closed), (ii) OPEB obligations and liabilities related to employees of CCC who are not assigned to a specific operation and other employees who are not assigned to a specific operation in Illinois, northern West Virginia and Ohio, (iii) OPEB, WC and CWP obligations and liabilities related to active employees at the Keystone Preparation Plant, and (iv) WC obligations and liabilities related to employees of CCC who are not assigned to a specific operation and other employees who are not assigned to a specific operation in northern West Virginia.

Prior to the closing of the Transaction, CONSOL will effect an internal reorganization (the “Reorganization”), pursuant to which CONSOL will and will cause certain of its direct and indirect subsidiaries to, divest out of CCC and the Subsidiaries, certain assets and businesses that do not constitute part of the Transferred Business (collectively, the “Excluded Business”). The Excluded Business includes the Buchanan No. 1 Mine and the Amonate Mining complex located in Virginia, and substantially all coal reserves other than (i) coal reserves that are expressly assigned to the Active Mines in the Transaction and (ii) the Tetrick Reserve Lease. The Reorganization also includes the transfer of certain assets and liabilities of CONSOL and its affiliates relating to the Transferred Business to CCC and its Subsidiaries.

The Purchase Agreement contains customary representations and warranties regarding CCC and the Subsidiaries and their business, including as to organization, authority and qualification, capitalization and ownership of shares, no conflict with laws or agreements to which they are a party, required governmental consents and approvals, financial information, absence of undisclosed material liabilities, litigation, compliance with laws, environmental matters, real property, title to and sufficiency of assets, employee and employee benefit (including ERISA) matters, taxes, material contracts, brokers, permits, transactions with affiliates and absence of certain material changes in the business since August 31, 2013. CONSOL and CCC have disclosed to the Purchaser on a disclosure schedule exceptions to those representations and warranties.

The Purchase Agreement also contains customary representations and warranties of the Purchaser, including as to organization and authority, no conflict with laws or agreements to which it is a party, required governmental consents and approvals, investment purpose, financing, litigation, brokers and independent investigation. As to financing, the Purchaser represents that the Purchaser has delivered to CONSOL a copy of an executed debt financing commitment letter from the financial institutions identified therein to provide, subject to the terms and conditions of the letter, financing to fund the cash purchase price to be paid at closing. However, the closing of the Transaction is expressly not conditioned on the Purchaser obtaining such financing.

The Purchase Agreement also contains customary agreements of the parties pursuant to which, among other things, CONSOL agrees to cause CCC and the Subsidiaries to conduct the Transferred Business in the ordinary course prior to the closing, CONSOL agrees to provide the Purchaser with access to CCC and the Subsidiaries prior to the closing, Purchaser agrees to maintain the confidentiality of the materials and information provided to Purchaser or Murray Energy, CONSOL and Purchaser agree to use their reasonable best efforts to obtain all consents and approvals required to consummate the Transaction (including filing of the notice required to be filed under the Hart Scott Rodino Antitrust Improvements Act (“HSR Act”)), CONSOL agrees to file applications to transfer the permits for the Excluded Business out of CCC and Purchaser agrees to permit CONSOL to operate the Excluded Business under the existing permits after the closing until those transfers are complete, Purchaser agrees to replace within 120 days after the closing all surety bonds and guarantees to which CONSOL is a party, CONSOL agrees not to hire for one year after the closing or solicit for two years after the closing CCC or other Subsidiary employees and Purchaser agrees not to solicit employees of CONSOL (or its affiliates) for one year after the closing, the parties agree to take reasonable, necessary and appropriate actions to carry out the intent of the Purchase Agreement, including the conveyance or reconveyance after the closing of any assets that were not intended to be retained or conveyed in the Transaction, CONSOL agrees to cooperate with the Purchaser’s efforts to obtain permanent financing for the Transaction, CONSOL agrees to terminate certain intercompany accounts and agreements at the closing and provide support for pending litigation after the closing, CONSOL agrees to make insurance proceeds for certain pre-closing losses available to the Purchaser after the closing, CONSOL agrees to use its best efforts to obtain consents to the Transaction required under certain agreements to which CCC and the Subsidiaries are parties (and for certain consents the parties agree to pay an aggregate of up to $10 million to obtain those consents) or provide an acceptable alternative to obtaining those consents, and CONSOL agrees to provide to the Purchaser after the closing certain audited financial statements with respect to the Transferred Business. As to employee matters, the Purchase Agreement provides, among other things, that as to the Signatory Parties that are part of the Transaction, (i) upon the closing of the Transaction, CCC and the other Signatory Parties to the Wage Agreement will continue to be signatory parties to the Wage Agreement and that they have satisfied their successorship obligations under Article I of the Wage Agreement, (ii) after the closing of the Transaction, the Signatory Parties will continue to contribute to the 1974 Pension Plan in accordance with the Wage Agreement, (iii) the Purchaser shall pay any withdrawal liability resulting from any complete or partial withdrawal of CCC and the Subsidiaries from the 1974 Pension Plan after the Closing Date, and (iv) after the closing of the Transaction, the Signatory Parties will pay off, satisfy and discharge all employee and retiree-related obligations, including retiree medical obligations as they become due and payable under the appropriate UMWA retiree medical plans.

The Purchase Agreement contains customary provisions regarding liability for and the payment of taxes with respect to CCC and the Subsidiaries for periods before and after the closing of the Transaction. CONSOL has the right to elect to make an election under Section 338(h)(10) of the Internal Revenue Code with respect to the Transaction.

The Purchase Agreement contains customary conditions to closing including (i) as a condition of CONSOL’s obligation to close, the accuracy of the Purchaser’s representations and warranties, the compliance by the Purchaser with all of its covenants in the agreement, expiration of the HSR Act waiting period, no government order prohibiting the transaction, completion of the Reorganization, and receipt of certain third party consents to the Transaction, and (ii) as a condition of Purchaser’s obligation to close, the accuracy of the representations and warranties regarding CONSOL, CCC and the Subsidiaries, compliance with the covenants in the Purchase Agreement regarding CONSOL, CCC and the Subsidiaries, expiration of the HSR Act waiting period, no government order prohibiting the transaction, completion of the Reorganization, receipt of certain third party consents to the Transaction, no casualty having occurred (defined as an uninsured property loss or expected economic loss of more than $85 million), and no material adverse effect having occurred since October 25, 2013. Under the Purchase Agreement, material adverse effect means, with certain exceptions, any circumstance, change in or effect on the Transferred Business that is, or could reasonably be expected to be, materially adverse to the consolidated properties, condition, business, results of operations or the consolidated financial condition of the Transferred Business, taken as a whole, subject to a number of specified exceptions. The Purchaser’s obligation to close the Transaction is not subject to any financing condition.

The Purchase Agreement provides that CONSOL will indemnify the Purchaser and its affiliates for losses arising out of the breach of its representations and warranties, the breach of it covenants, any Excluded Liability and any claim for a benefit by any employee not acquired by the Purchaser in the Transaction. CONSOL’s representations and warranties survive generally for a period of 18 months after the closing, except that the representations and warranties regarding environmental matters and employee benefit (including ERISA) matters survive for four years after the closing date and the representations and warranties regarding organization, authority, capitalization and ownership of CCC and the Subsidiaries survive indefinitely. The Purchase Agreement also provides that the Purchaser will indemnify CONSOL and its affiliates for losses arising out of the breach of its representations and warranties, the breach of it covenants, and any employee and retiree-related liability that Purchaser is acquiring in the Transaction. CONSOL is not obligated to indemnify the Purchaser until the aggregate claim for all losses in respect to a breach of a representation or warranty exceeds $20 million and then only to the extent of such excess, and the maximum amount of such indemnifiable losses is $200 million, with certain exceptions.

The Purchase Agreement may be terminated at any time prior to closing by either CONSOL or the Purchaser if the closing has not occurred on or before January 31, 2014 (the “End Date”); provided, that if, as of the End Date, all of the conditions to closing set forth in the Purchase Agreement have been satisfied or waived other than the condition relating to expiration of the waiting period under the HSR Act, then the End Date shall be extended until March 31, 2014. The Purchase Agreement may also be terminated by the mutual consent of CONSOL and the Purchaser, by either CONSOL or the Purchaser in the event there exists a final governmental order prohibiting the transaction, by the Purchaser in the event of an uncured breach of a representation and warranty or covenant by CONSOL, or by CONSOL in the event of an uncured breach of a representation and warranty or covenant by the Purchaser. No party to the Purchase Agreement will be entitled to terminate the Purchase Agreement if the closing has not occurred as a result of such party’s failure to perform its obligations under the Purchase Agreement.

Murray Energy guarantees the Purchaser’s obligations to CONSOL under the Purchase Agreement, including payment and performance obligations.

At the closing, the Purchaser will enter into certain agreements that provide for, among other things, the operation of CONSOL’s gas operations in and around the area of the Active Mines.

There is no assurance that the Transaction contemplated by the Purchase Agreement will be consummated, but the parties expect the Transaction to be completed by December 31, 2013.

The foregoing description of the Purchase Agreement has been provided solely to provide investors and security holders with information regarding its terms. It is not intended to be a source of financial, business or operational information about CONSOL or any of its subsidiaries or affiliates or the assets to be acquired. The representations, warranties and covenants contained in the Purchase Agreement are made solely for purposes of the agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Purchase Agreement, including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors and security holders should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of CONSOL or any of its subsidiaries or affiliates or the assets to be acquired. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Purchase Agreement, which subsequent information may or may not be fully reflected in public disclosures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOL ENERGY INC.

By:	/s/ Stephen W. Johnson
Stephen W. Johnson
Executive Vice President and Chief Legal and Corporate Affairs Officer

Dated: October 31, 2013